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                                                                   Exhibit 10.23


                                COMMERCIAL LEASE
                                ----------------

THIS LEASE is made on the 23rd day of May, 1997.

The Landlord hereby agrees to lease to the Tenant, and the Tenant hereby agrees to hire and take from the Landlord, the Leased Premises described below pursuant to the terms and conditions specified herein:

LANDLORD:  Anna Karpowicz as she             TENANT(S):Biopure Corporation
is trustee of Karpowicz Family Trust
Address:  c/o Gerald Karpowicz               Address:  11 Hurley Street
              82 Dana Street
          Cambridge, MA 02139                          Cambridge, MA 02141


1. LEASED PREMISES. The Leased Premises are those premises described as: vacant lot located at 84-86 Second Street, Cambridge, Massachusetts

2. TERM. The term of the Lease shall be for a period of 1 year(s) commencing on the 1st day of Aug. 1997 ending on the 31st day of July, 1998, unless sooner terminated as hereinafter provided. This term of the lease shall be renewed on a year to year basis provided neither party has notified the other party of their intent to terminate the lease with said notice provided at least sixty (60) days prior to the expiration of any yearly term.

3. RENT. The Tenant agrees to pay the ANNUAL RENT of seven thousand two hundred and 00/100 Dollars ($7,200.00) payable in equal installments $600.00 in advance of the first day of each and every calendar month during the full term of this Lease.

4. RENT ADJUSTMENT. If in any tax year commencing with the fiscal year 1998 (running from Aug. 1st, 1997-July 31st, 1998), the real estate taxes on the land of which the Leased Premises are a part, are in excess of the amount of the real estate taxes thereon for the fiscal year (hereinafter called the "Base Year"), Tenant will pay to Landlord as additional rent hereunder, when and as designated by notice in writing by Landlord. The "Base Year" is fiscal year 1997 which runs from Aug. 1, 1996 through July 31, 1997 with a "Base Year" amount of the excess that may occur in each year of the term of this Lease or any extension or renewal thereof and proportionately for any part of a fiscal year.

5.      INTENTIONALLY DELETED.

6. DELIVERY OF POSSESSION. If for any reason the Landlord cannot deliver possession of the leased property to the Tenant when the lease term commences, this Lease shall not be void or voidable, nor shall the Landlord be liable to the Tenant for any loss or damage resulting therefrom. However, there shall be an abatement of rent for the period between the commencement of the lease term and the time when the Landlord delivers possession.

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7.       USE OF LEASED PREMISES. The Leased Premises may be used only for the following purpose:

The parking of automobiles ancillary to the tenants other abutting uses.


8. UTILITIES. Except as specified below, the Tenant shall be responsible for all utilities and services that are furnished to the Leased Premises. The application for and connecting of utilities, as well as all services, shall be made by and only in the name of the Tenant: (List exceptions, if any)

                                  NONE

9. CONDITION OF LEASED PREMISE; MAINTENANCE AND REPAIR. The Tenant acknowledges that the Leased Premises are in good order and repair. The Tenant agrees to take good care of and maintain the Leased Premises in good condition throughout the term of the Lease. The Tenant further agrees to be responsible for the removal of all snow and ice on the premises as needed. The Tenant, at his expense, shall make all necessary repairs and replacements to the Leased Premises. The quality and class of all repairs and replacements shall be equal to the original worth. If Tenant defaults in making such repairs or replacements, Landlord may make them for Tenant's account, and such expenses will be considered additional rent.

10. COMPLIANCE WITH LAWS AND REGULATIONS. Tenant at its expense shall... orders, and regulations, and with all lawful directives of public officers, which impose any duty upon it or Landlord with respect to the Leased Premises. The Tenant, at its expense, shall obtain all required licenses or permits for the conduct of its business within the terms of this lease, or for the making of repairs, alterations, improvements, or additions. Landlord, when necessary, will join with the Tenant in applying for all such permits or licenses.

11. ALTERATIONS AND IMPROVEMENTS. Tenant shall not make any alterations, additions, or improvements to, or install any fixtures on, the Leased Premises without Landlord's prior written consent. If such consent is given, all alterations, additions, and improvements made, and fixtures installed, by Tenant shall become Landlord's property upon the expiration or sooner termination of this Lease. Landlord may, however, require Tenant to remove such fixtures, at Tenant's cost, upon the termination hereof.

12. ASSIGNMENT/SUBLETTING RESTRICTIONS. Tenant may not assign this agreement or sublet the Leased Premises without the prior written consent of the Landlord. Any assignment, sublease or other purported license to use the Leased Premises by Tenant without the Landlord's consent shall be void and shall (at Landlord's option) terminate this Lease.


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13.     INSURANCE.

                  (I)  INTENTIONALLY DELETED.

                  (II) BY TENANT. Tenant shall, at its expense, during the term hereof, maintain and deliver to Landlord public liability and property damage with respect to the Leased Premises. Such policies shall name the Landlord and Tenant as insureds, and have limits of at least $300,000. for injury or death to any one person and $500,000. for any one accident, and $300,000 with respect to damage to property. Such policies shall be in whatever form and with such insurance companies as are reasonably satisfactory to Landlord, and shall provide for at least ten days' prior notice to Landlord of cancellation.

14. INDEMNIFICATION OF LANDLORD. Tenant shall defend, indemnify, and hold Landlord harmless from and against any claim, loss, expense or damage to any person or property in or upon the Leased Premises, arising out of Tenant's use or occupancy of the Leased Premises, or arising out of any act or neglect of Tenant or its servants, employees, agents, or invitees. However, the Landlord shall be solely responsible for any violation of environmental laws in accordance with Exhibit A.

15. CONDEMNATION. If all or any part of the Leased Premises is taken by eminent domain, this lease shall expire on the date of such taking, and the rent shall be apportioned as of that date. No part of any award shall belong to Tenant.

16.      DESTRUCTION OF PREMISES.  INTENTIONALLY DELETED.

17. LANDLORD'S RIGHTS UPON DEFAULT. In the event of any breach of this lease by the Tenant, which shall not have been cured within TEN (10) DAYS, then the Landlord, besides other rights or remedies it may have, shall have the immediate right of reentry and may remove all persons and property from the Leased Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, the Tenant. If the Landlord elects to reenter as herein provided, or should it take possession pursuant to any notice provided for by law, it may either terminate this Lease or Landlord may, from time to time, without terminating this lease, relet the Leased Premises or any part thereof, for such term or terms and at such rental or rentals and upon such other terms and conditions as the Landlord in Landlord's own discretion may deem advisable. Should rentals received from such reletting during any month be less than that agreed to be paid during the month by the Tenant hereunder, the Tenant shall pay such deficiency to the Landlord monthly. The Tenant shall also pay to the Landlord, as soon as ascertained, the cost and expenses incurred by the Landlord in such reletting.

18. QUIET ENJOYMENT. The Landlord agrees that if the Tenant shall pay the rent as aforesaid and perform the covenants and agreements herein contained on its part to be performed, the Tenant shall peaceably hold and enjoy the said rented premises without hindrance or interruption by the Landlord or by any other person or persons.

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19.      LANDLORD'S RIGHT TO ENTER. Landlord may, at reasonable times, enter the
Leased Premises to inspect it, to make repairs or alterations, and to show it to potential buyers, lenders or tenants.

20. SURRENDER UPON TERMINATION. At the expiration of the lease term the Tenant shall surrender the leased property in as good condition as it was in at the beginning of the term, reasonable use and wear excepted.

21. SUBORDINATION. This lease, and the Tenant's leasehold interest, is and shall be subordinate, subject and inferior to any and all liens and encumbrances now and thereafter placed on the Leased Premises by Landlord, any and all extensions of such liens and encumbrances and all advances paid under such liens and encumbrances.

22. ADDITIONAL PROVISIONS. The Tenant shall remove any fence and trees presently on the leased premises and shall pave the entire area of the leased premises for the purpose of constructing a parking lot. The aforementioned work shall be performed in a workmanlike manner. If the Landlord fails to permit renewal of the lease upon request of the Tenant for a second year as provided for in Paragraph 2 hereof, the Landlord shall be responsible for one half of the costs of removing the fence and tree and paving the leased premises area. However, the Landlord shall not be responsible for an amount in excess of $2,500.00 under the previous sentence. If the lease term extends beyond July 31, 1998, then the Landlord shall not be responsible in any manner for the cost of removing the fence and trees and paving the entire area of the leased premises.

23.     MISCELLANEOUS TERMS.

                  (I) NOTICES. Any notice, statement, demand or other communication by one party to the other, shall be given by personal delivery or by mailing the same, postage prepaid, addressed to the Tenant at the premises, or to the Landlord at the address set forth above.

                  (II) SEVERABILITY. If any clause or provision herein shall be adjudged invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision, which shall remain in full force and effect.

                  (III) WAIVER. The failure of either party to enforce any of the provisions of this lease shall not be considered a waiver of that provision or the right of the party to thereafter enforce the provision.

                  (IV) COMPLETE AGREEMENT. This Lease constitutes the entire understanding of the parties with respect to the subject matter hereof and may not be modified except by an instrument in writing and signed by the parties.

                  (V) SUCCESSORS. This Lease is binding on all parties who lawfully succeed to the rights or take the place of the Landlord or Tenant.

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IN WITNESS WHEREOF the parties have set their hands and seals on this _____ day of __________ 19___.

/s/ Anna Karpowicz                                  By:  Biopure Corporation
-------------------------                                -------------------
Landlord Anna Karpowicz,                                 Tenant
trustee of the Karpowicz
Family Trust

                                                          /s/ G.J. Filbey
                                                          ---------------
                                                          Tenant

Read the instructions and other important information on the package. When using
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form.


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                                    EXHIBIT A

                          ENVIRONMENTAL INDEMNIFICATION

                  Tenant shall defend, with counsel reasonably approved by Landlord, all actions against Landlord with respect to, and pay, protect, indemnify and save harmless, to the extent permitted by law, Landlord from and against any and all Costs and Expenses arising out of, or claimed to be arising out of any "Environmental Conditions" (as defined hereinafter). Without limiting the foregoing, the term Costs and Expenses as used in this Article X shall include remedial or response costs, experts consultant fees and expenses, and bodily injury or property damage. Tenant and Landlord agree that "response costs," as defined in the "Environmental Laws" (as defined hereinafter), shall not be deemed consequential damages.

                  For purposes of this Article X, "Environmental Laws" shall mean any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation, now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, Chapter 21C, Chapter 21D, and Chapter 21E of the General Laws of Massachusetts and the regulations promulgated by the Massachusetts Department of Environmental Protection ("DEP"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section6901 et seq., the Federal Water Pollution Control Act and the Federal Clean Air Act.

                  For purposes of this Article X, "Hazardous Substances" shall mean any "oil," "hazardous material", "hazardous waste," or "hazardous substance" (collectively referred to herein as "Hazardous Substances"), as the foregoing terms (in quotations) are defined in the Environmental Laws.

                  For purposes of this Article X, "Environmental Conditions" shall mean any "disposal," "release" or "threat of release" of Hazardous Substances on, from or about the Demised Premises, other than in compliance with the Environmental Laws.

                  Notwithstanding anything in this Lease to the contrary, Landlord agrees that Tenant shall not be responsible for Environmental Conditions to the extent that such Environmental Conditions (a) exist as the commencement of the term of this Lease or (b) result from (i) the actions or omissions of Landlord either before the commencement of this Lease, during the term hereof or after the termination of this Lease or (ii) the actions or omissions of any preceding or succeeding tenant or owner of the Premises. Landlord further agrees that Tenant shall have no obligation to Landlord under this Lease for Environmental Conditions arising from the actions or omissions of any person or entity who or which is not an agent, employee, invitee, contractor or subtenant of Tenant.

                  However, if the tenant is notified of any such environmental condition the landlord shall be notified immediately. Upon such notification by the tenant to the landlord, the tenant shall cease any then ongoing construction activities and the landlord shall have the sole responsibility to remedy the environmental condition, and if the condition is not remedied within sixty (60) days of said notification, then, at the landlord's option, this lease may terminate. If the landlord so terminates the lease, then the landlord shall reimburse the tenant for any and all construction costs expended by the tenant through the termination date.

                  Landlord shall defend, with counsel reasonable approved by Tenant, all actions against Tenant, with respect to, and pay, protect, indemnify and save harmless, to the extent permitted by law, Tenant from and against any and all Costs and Expenses of any nature arising out of, or claimed to be arising out of, any Environmental Conditions to the extent that such Environmental Conditions (a) exist as of the commencement of the term of this Lease or (b) result from (i) the actions or omissions of Landlord either before the commencement of this Lease, during the term hereof or after the termination of this Lease or (ii) the actions or omissions of any preceding or succeeding tenant or owner of the Premises. However, if the tenant is notified of any such environmental condition the landlord shall be notified immediately. Upon such notification by the tenant to the landlord, the tenant shall cease any then ongoing construction activities and the landlord shall have the sole responsibility to remedy the environmental condition, and if the condition is not remedied within sixty (60) days


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of said notification, then, at the landlord's option, this lease may terminate.
If the landlord so terminates the lease, then the landlord shall reimburse the tenant for any and all construction costs expended by the tenant through the termination date. Tenant agrees that Landlord shall not be responsible for any Environmental Conditions to the extent that such Environmental Conditions result from the actions or omissions of Tenant, or Tenant's agents, employees, invitees, contractors or subtenants. Tenant further agrees that Landlord shall have no obligation to Tenant under this Lease for Environmental Conditions arising during the term of this Lease from the actions or omissions of any person or entity who or which is not an agent, employee, contractor or invitee of Landlord.


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